SCHEDULE I

EXECUTIVE OFFICERS AND DIRECTORS OF
REPORTING PERSONS

The following sets forth the name and present principal occupation of each executive officer and director of Bank of America Corporation.  The business address of each of the executive officers and directors of Bank of America Corporation is Bank of America Corporate Center, 100 North Tryon Street, Charlotte, North Carolina 28255.

Name	Position with Bank of America Corporation	Principal Occupation
Brian T. Moynihan	Chairman of the Board, Chief Executive Officer, President and Director	Chairman of the Board, Chief Executive Officer and President of Bank of America Corporation
Dean C. Athanasia	President, Preferred and Small Business Banking and Co-Head Consumer Banking	President, Preferred and Small Business Banking, Co-Head Consumer Banking of Bank of America Corporation
Catherine P. Bessant	Chief Operations and Technology Officer	Chief Operations and Technology Officer of Bank of America Corporation
David C. Darnell	Vice Chairman, Global Wealth & Investment Management	Vice Chairman, Global Wealth & Investment Management of Bank of America Corporation
Paul M. Donofrio	Chief Financial Officer	Chief Financial Officer of Bank of America Corporation
Geoffrey Greener	Chief Risk Officer	Chief Risk Officer of Bank of America Corporation
Terrence P. Laughlin	Vice Chairman	Vice Chairman of Bank of America Corporation
Gary G. Lynch	Vice Chairman and Global General Counsel	Vice Chairman and Global General Counsel of Bank of America Corporation
Thomas K. Montag	Chief Operating Officer	Chief Operating Officer of Bank of America Corporation
Thong M. Nguyen	President, Retail Banking and Co-Head, Consumer Banking	President, Retail Banking and Co-Head Consumer Banking of Bank of America Corporation
Andrea B. Smith	Chief Administrative Officer	Chief Administrative Officer of Bank of America Corporation
Sharon L. Allen	Director	Former Chairman of Deloitte LLP
Susan S. Bies	Director	Former Member, Board of Governors of the Federal Reserve System
Jack O. Bovender, Jr.	Lead Independent Director	Former Chairman and Chief Executive Officer of HCA Inc.
Frank P. Bramble, Sr.	Director	Former Executive Officer, MBNA Corporation
Pierre de Weck1	Director	Former Chairman and Global Head of Private Wealth Management, Deutsche Bank AG
Arnold W. Donald	Director	President and Chief Executive Officer, Carnival Corporation & plc
Charles K. Gifford	Director	Former Chairman of Bank of America Corporation
Linda P. Hudson	Director	Chairman and CEO of The Cardea Group and Former President and Chief Executive Officer of BAE Systems, Inc.
Monica C. Lozano	Director	Chair of the Board, US Hispanic Media Inc.
Thomas J. May	Director	Chairman, President and Chief Executive Officer of Eversource Energy
Lionel L. Nowell, III	Director	Former Senior Vice President and Treasurer, PepsiCo Inc.
R. David Yost	Director	Former Chief Executive Officer of AmerisourceBergen Corp.

1 Mr. de Weck is a citizen of Switzerland.